UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 5, 2012

Intrepid Potash, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 5, 2012, the Section 162(m) Subcommittee (the “Subcommittee”) of the Compensation Committee of the Board of Directors of Intrepid Potash, Inc. (“Intrepid,” “we,” “us,” or “our”) approved the 2012 annual equity awards to executives. The awards were granted on March 5, 2012, and were issued under our 2008 Equity Incentive Plan.  In previous years, executives received their equity awards as a combination of restricted stock and stock options.  For 2012, the Subcommittee decided to grant executive equity awards as a combination of restricted stock and performance units.

The table below shows the number of shares of restricted stock and performance units granted to the individuals designated as our “named executive officers” in our 2011 proxy statement:

Name	Restricted Stock	Performance Units (TSR)	Performance Units (Production)
Robert P. Jornayvaz III	20,703	5,175	5,175
Hugh E. Harvey, Jr.	20,703	5,175	5,175
David W. Honeyfield	19,323	4,830	4,830
Martin D. Litt	8,695	2,173	2,173
John G. Mansanti	8,143	2,035	2,035
James N. Whyte	4,830	1,207	1,207

The shares of restricted stock vest in three equal annual installments beginning on February 25, 2013.

Each performance unit is a bookkeeping entry that initially represents the equivalent of one share of our common stock.  The performance units vest in three equal annual installments beginning on February 25, 2013.  Upon vesting, each performance unit will be settled in a number of shares of our common stock ranging from 0% to 150% of the performance unit depending on our performance on one of two applicable performance measures.  These measures are total shareholder return (“TSR”) and production tons.  TSR performance is measured based on our relative TSR for 2012 as compared to the Dow Jones U.S. Basic Materials Index and a group of four peer companies in the potash industry.  TSR is calculated generally as the percentage increase or decrease in the average of the daily closing share prices for a company or index during 2012, adjusted for the reinvestment of dividends, as compared to the share price at the beginning of 2012.  Production performance is measured based on the total production tons for potash and langbeinite for 2012 as compared to budget.

The vesting of each equity award is subject to the executive’s continued employment through the applicable vesting date.  The awards also vest in the event of a qualifying change of control and vest on a limited basis in the case of death or disability.

The description above is qualified in its entirety to the form agreements filed as Exhibits 10.1 and 10.2 to this report and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description

10.1	Form of Performance Unit Agreement (TSR)

10.2	Form of Performance Unit Agreement (Production)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: March 7, 2012	By:	/s/ Martin D. Litt
Martin D. Litt
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Unit Agreement (TSR)

10.2	Form of Performance Unit Agreement (Production)